UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2021 (May 19, 2021)

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

L Brands, Inc. (the “Company”) issued a press release on May 19, 2021 announcing that it has appointed Wendy C. Arlin, age 50, as Executive Vice President and Chief Financial Officer of the Company, effective as of August 2021. The Company’s current Chief Financial Officer, Stuart B. Burgdoerfer, who previously announced his plan to retire from the Company, will step down as the Company’s Chief Financial Officer upon his retirement on August 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Ms. Arlin has served as Senior Vice President, Finance and Controller at L Brands, Inc. since 2005. Prior to her employment with L Brands, Ms. Arlin served as an Audit Partner at KPMG from 2003 to 2005. Ms. Arlin worked for KPMG from 1993 to 2005.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Arlin’s base salary will be increased to $750,000 per year, her target annual cash incentive opportunity will be set at 90% of her base salary and her annual equity award, granted under the Company’s 2020 Stock Option and Performance Incentive Plan, will initially be set at 100% of her base salary and be delivered in time-based restricted stock units that vest in installments over three years (30% year 1, 30% year 2, 40% year 3), in each case subject to continued employment through the applicable vesting dates. In addition, Ms. Arlin will receive a restricted stock grant relating to her promotion under the Company’s 2020 Stock Option and Performance Incentive Plan with a value of $750,000 that vests in installments over three years (30% year 1, 30% year 2, 40% year 3) subject to Ms. Arlin’s continued employment with the Company through the applicable vesting dates.

Ms. Arlin has no family relationship with any of the Company’s directors or executive officers. Ms. Arlin has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 19, 2021 entitled “L Brands Appoints Chief Financial Officers for Bath & Body Works and Victoria’s Secret Standalone Businesses.”

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	May 19, 2021	By:	/s/ Stuart B. Burgdoerfer
Stuart B. Burgdoerfer Executive Vice President and Chief Financial Officer